SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT ("Sublease Agreement") is made and entered on April _21_, 2018 by and between **COLONIAL COAL COMPANY,** a Kentucky corporation, 2586 Kentucky Route 1428, P.O. Box 999, Prestonsburg, Kentucky 41653 ("Sublessor") and **MCCOY ELKHORN COAL LLC**, a foreign limited liability company, P.O. Box 606, Fishers, IN 46038 ("Sublessee").

W-I-T-N-E-S-S-E-T-H:

WHEREAS, Sublessor holds various leasehold interests in and to certain mining properties generally located on Peter Creek in Pike County, Kentucky (collectively the "Point Rock Properties") pursuant to those certain leases, deeds, schedules, exhibits and other documents related to the Point Rock Properties identified on the schedule attached hereto as Exhibit "A" ("Collective Property Documents"); and

WHEREAS, the Point Rock Assets include (i) certain surface mining reserves located in, on or within same ("Coal Properties") and (ii) a part or portion of the surface estate on, in and over the Coal Properties ("Surface Properties") each of which is generally depicted within the boundaries depicted on the map attached hereto as Exhibit "B"; and

WHEREAS, Sublessee desires to acquire from Sublessor the exclusive right to mine and remove, exclusively by surface mining methods, all the surface mineable coal contained in the Coal Properties including, but not limited to, the Thacker Rider coal seam and the coal seams below the Thacker Rider down to and including the Pond Creek seam to the extent located in, on or within the Coal Properties (collectively the "Surface Coal") together with the non-exclusive right to utilize the Surface Properties to the extent necessary to mine and remove the Surface Coal and to haul the Surface Coal, and any foreign coal over, across or through the Surface under

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or by an applicable Property Control Document; and

WHEREAS, Sublessor hereby agrees to sublease to Sublessee, the Surface Coal and the Surface Properties, together with such other rights as set forth herein only to the extent Sublessor holds and controls such rights pursuant to the Collective Property Documents; and

WHEREAS, Sublessee hereby agrees to sublease from Sublessor, the Surface Coal and the Surface Properties, together with such other rights as set forth herein only to the extent Sublessor holds and controls such rights pursuant to the Collective Property Documents; and

WHEREAS, Sublessor and Sublessee agree and acknowledge the effectiveness and validity of this Sublease is subject to and conditioned and dependent upon the satisfaction of each and every one of the Conditions to Effectiveness of this Sublease as set forth herein;

NOW, THEREFORE, subject to the complete and mutual satisfaction of each of the Conditions to Effectiveness of this Sublease, and for and in consideration of the prompt payment of the royalties and other payments by Sublessee to Sublessor and the performance by Sublessee of all of the terms, conditions, covenants and stipulations hereinafter provided, Sublessor does hereby sublease unto Sublessee all the Surface Coal and the Surface Properties to the extent reasonably necessary to mine and remove the Surface Coal and to haul the Surface Coal, and any foreign coal over, across or through the Surface Property (collectively the "Subleased Property"). Sublessor only subleases and grants to Sublessee such rights only to the extent Sublessor owns or controls the right to grant such rights. It is understood and agreed that all the mining rights and privileges granted by Sublessor to Sublessee hereunder are limited to such rights and privileges as Sublessor holds and possesses the lawful right to grant and such rights may not be uniform throughout the Subleased Property. Sublessor excepts and reserves from this Sublease Agreement (i) all rights to any coal and mineral substances other than the Surface Coal; (ii) the

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right to utilize the Surface Properties to mine, remove, portal and transport all coal other than the Surface Coal; (iii) all areas and rights to the Surface Properties except to the extent reasonably necessary to mine and remove the Surface Coal; (iv) full and complete rights of ingress and egress as may be reasonably necessary or convenient in the proper development of other seams or the transportation of coal not subleased herein including coal owned or controlled by third parties; and (v) the right for Sublessor, its licensees and its other lessees to use jointly and in common with the Sublessee any and all roads or roadways constructed or controlled by the Sublessee on the Subleased Properties. In the event any such common use is undertaken, the Parties agree to be mutually responsible for the maintenance of said roadways to the extent of and in proportion to each respective Party's use thereof.

Further, Sublessor has and does hereby reserve to itself and excepts and reserves from this Sublease Agreement all rights excepted or reserved by any underlying grantor, lessor, sublessor, assignor and any other party included in the Collective Property Documents or conveyed to a third party. Notwithstanding the foregoing or any other provision hereof, Sublessor shall exercise the rights retained and reserved herein so as not to interfere unreasonably with the rights of Sublessee.

Sublessee hereby accepts the sublease of the Subleased Property and agrees and binds itself and covenants to and with Sublessor as follows:

1. **RECITALS.** All recitals contained herein are hereby incorporated herein by reference and are binding upon Sublessor and Sublessee.

2. **ASSUMPTION OF OBLIGATIONS**. Sublessee takes all the rights granted herein subject to the Collective Property Documents. Except as otherwise provided by this Sublease Agreement, Sublessee shall comply with all of the obligations of Sublessor required

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under the Collective Property Documents including, but not limited to, all payment obligations and the conditions, limitations and covenants contained in the Collective Property Documents. All maps, reports, plans and other documents required by the Collective Property Documents to be made or furnished by Sublessor to any underlying grantor, lessor, sublessor, assignor and any other party ("Base Lessor") in the Collective Property Documents shall be promptly made or provided to Sublessor by Sublessee. For the avoidance of doubt, all payments due and payable to a Base Lessor pursuant to the terms and conditions of each of the Collective Property Documents, shall made directly to Sublessor. Sublessor covenants to and shall pay each applicable Base Lessor the amounts under Section 28 (g) hereof.

3. **SURFACE MINING METHODS ONLY.** Sublessee shall have the exclusive right to mine and remove all of the Surface Coal by any method of surface mining including, but not limited to, contour, area, mountaintop removal, point removal, highwall or auger. The right of Sublessee to utilize any surface mining method referred to hereinabove shall be subject to and limited to the rights owned or controlled by Sublessor under the Collective Property Documents. Sublessee shall at its sole cost and expense obtain any additional surface property rights necessary to mine and remove the Surface Coal.

4. **PERMITS.** Sublessor has designated Sublessee as the transferee of all right, title and interest in and to certain permits held by Empire Coal Processing, LLC and/or KOW Mining, LLC, or alternatively, the re-issuance of mining permits in the name of Sublessee, including, but not limited to, permits issued by the Kentucky Energy and Environment Cabinet and the Kentucky Division of Water more particularly described on the Schedule of Permits attached hereto as Exhibit "C" ("Permits"). Sublessee shall immediately commence upon execution of this Sublease Agreement, and with continuous due diligence thereafter, at its sole

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cost and expense, file all necessary applications and thereafter take all necessary steps to accomplish an acquisition through transfer, or if applicable, a re-issuance of all the Permits and additional necessary permits and licenses to mine and remove the Surface Coal (collectively the "Point Rock Permits"). This effectiveness and validity of this Sublease is expressly subject to and condition upon Sublessee achieving a transfer and reissuance of all Permits and obtaining any required consent from a Base Lessor in accordance with Section 46 hereof.

5. **RAILWAY AGREEMENTS.** The Collective Property Documents include two (2) separate railway agreements, specifically that certain Lease Agreement by and between Norfolk Southern Railway Company and Central Appalachia Mining, LLC dated May 3, 2004 and that certain Agreement by and between Norfolk Southern Railway Company and Central Appalachia Mining, LLC dated May 27, 2007 (collectively, the "Railway Agreements"). Sublessee and Sublessor shall cooperate in the process to achieve or effectuate a transfer of all right, title and interest acquired or held through the Railway Agreements to Sublessee. Sub-lessee and Sublessor shall properly execute all necessary documents to cause or effectuate such transfer and all costs and expense shall be the responsibility of Sublessee.

6. **TERM and RECLAMATION EASEMENT.**

(A) Term. The term of this Sublease Agreement shall commence upon the date hereof and shall continue for a period of five (5) years thereafter ("Term"). Subject to Section 28 (h) hereof, the Term of this Sublease Agreement regarding each of the underlying documents included in the Collective Property Documents shall run no longer than sixty (60) days prior to the expiration or termination of each respective term and extension thereof contained in any of the Collective Property Documents.

(B) Reclamation Easement. After termination of this Sublease Agreement,

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Sublessee shall continue to have access to and use of the Subleased Property (subject to the terms and conditions hereof, and the terms and conditions of the applicable underlying document included in the Collective Property Document) to conduct any required reclamation and until such time as all reclamation work is complete and all permits and Sublessee's bonds are fully released.

7. **CAM DISPOSAL AGREEMENT.** Sublessee acknowledges the existence and validity of an existing Refuse Disposal Agreement by and between CAM MINING LLC and Colonial Coal Company, Inc. dated December 27, 2012 ("CAM Disposal Agreement"), a copy of which is attached hereto as Exhibit "D". Any operations conducted by Sublessor or Sublessee in or upon the Subleased Property shall be conducted with due observance of the rights held or controlled by CAM MINING LLC through the CAM Disposal Agreement and in a manner to avoid any interference with such rights.

8. **DILIGENT DEVELOPMENT**. As soon as reasonably practicable after the execution of this Sublease Agreement and all necessary consents are obtained, Sublessee shall enter the Subleased Property and diligently commence mining operations thereon and thereafter diligently continue mining operations in an energetic, approved, skillful, workmanlike and prudent manner so as to mine and remove all the "mineable and merchantable", as defined in Section (9)(F), Surface Coal from the Subleased Properties.

9. **ANNUAL MINIMUM ROYALTY, TONNAGE ROYALTY, DEVELOPMENT ROYALTY; RECOUPMENT; "GROSS SELLING PRICE" and "MINEABLE AND MECHANTIBLE"- DEFINED.**

(A) **Annual Minimum Royalty.** Sublessee shall pay to Sublessor, without demand, a minimum royalty in the sum of SIXTY THOUSAND DOLLARS ($60,000.00) per

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year ("Annual Minimum Royalty"). The Annual Minimum Royalty shall be due and payable upon January 1st, 2019, and on January 1st of each year thereafter during the Term hereof or until all Surface Coal is mined and removed from the Subleased Properties which ever shall first occur. The Annual Minimum Royalty shall be recoupable only as set forth in Section (9) (D) herein below.

(B) <u>Tonnage Royalty.</u> Sublessee shall pay to Sublessor, without demand, a tonnage royalty (the "Tonnage Royalty") in an amount equal to Ten and One Half percent (10½%) of the Gross Selling Price as defined in Section (9) (E) received by Sublessee for each ton of two thousand (2,000) pounds of Surface Coal mined, removed and sold from the Subleased Property.

(C) <u>Development Royalty.</u> Sublessee shall pay to Sublessor, without demand, a development royalty (the "Development Royalty") in an amount equal to Two Dollars ($2.00) for each ton of two thousand (2,000) pounds of Surface Coal mined, removed and sold from the Subleased Property. Notwithstanding the foregoing, the Development Royalty shall not apply to (1) any Surface Coal mined exclusively from the Thacker seam or (2) any Surface Coal after the sum of the Development Royalties paid to Sublessor equals the amount of Four Million Dollars ($4,000,000).

(D) <u>Recoupment- Annual Minimum Royalty.</u> All Tonnage Royalty paid by Sublessee to Sublessor for Surface Coal mined and removed during each month shall be credited against the Annual Minimum Royalty due for such year. The amount by which the Annual Minimum Royalty exceeds the cumulative Tonnage Royalty paid by Sublessee to Sublessor for any such year shall be defined for purposes of this Sublease Agreement as a "Deficiency." Sublessee may recoup a Deficiency during the twenty four (24) calendar months immediately

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following the month in which a Deficiency was paid in the following manner. If the Tonnage Royalty paid by Sublessee, as set forth in Section 9(B) for Surface Coal mined during any calendar year equals the amount of the Annual Minimum Royalty provided for in Section 9 (A) above, then Sublessee may mine additional Surface Coal during such calendar year royalty free until the Tonnage Royalty which would otherwise be applicable to such additional Surface Coal equals the Deficiency. No Deficiency may be recouped except during the twenty four (24) calendar months immediately following the month in which a Deficiency was paid. Provided, however, no Surface Coal shall be mined and removed in any month free of Tonnage Royalty until Lessee shall have mined and removed, during the then current year, an amount of Surface Coal which at the Tonnage Royalty rate shall be equal to the Annual Minimum Royalty.

(E) "Gross Selling Price"-Defined. The term "Gross Sales Price" as used in this Sublease shall mean the sale price to the ultimate consumer in an arm's length transaction (that being a sale for full and fair consideration without taking unfair advantage of third parties, including Sublessor or Sublessee) F.O.B. at the loading plant after final preparation and loading and without any deduction of selling commissions, advertising, credit losses or other expenses. However, coal sold by export, transshipment by lake or to independent retail coal yards, or under comparable conditions, if in arm's length transactions, shall be considered as sold to the ultimate consumer.

(F) "Mineable and Merchantable" - Defined. The phrase "mineable and merchantable" Surface Coal, wherever used in this Sublease Agreement, means coal that, when reached during Sublessee's operations on the Subleased Property hereunder, can be mined at a profit under the then prevailing coal market, or coal supply agreement(s) under which Sublessee has the ability to process and ship the coal, or intends to process and ship the coal, by the use of

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modern surface mining methods and modern mining machinery and equipment as are reasonably adapted to practical, efficient and economical mining under the conditions found.

10. **MINE PLAN.** Sublessee has submitted to Sublessor and Sublessor has accepted a Mine Plan identified and included as Exhibit "E" which is incorporated herein by reference. Sublessor accepts the Mine Plan as an appropriate general plan for the recovery of all the mineable and merchantable Surface Coal. Sublessee shall conduct its operations including, but not limited to, the methods and sequence for the extraction of all mineable and merchantable Surface Coal in accordance with the Mine Plan. Sublessee must obtain Sublessor's written acceptance, which shall not be unreasonably withheld, to any material proposed change or modification to the Mine Plan prior to the implementation of such change or modification. Any acceptance by Sublessor of a requested change or modification of the Mine Plan shall not operate as a release of Sublessee from its obligations to comply with any other provisions of this Sublease Agreement. Sublessor must notify Sublessee of its refusal to accept Sublessee's proposed change or modification of the Mine Plan within seven (7) days of receipt of Sublessee's written request ("Denial Period"). Any change or modification requested by Sublessee shall be deemed accepted unless Sublessor transmits written notification to Sublessee of its' refusal within the Denial Period.

The requirement of obtaining Sublessor's acceptance of any change or modification thereof to the Mine Plan shall not grant Sublessor any right, duty or obligation to exercise any direction or control over Sublessee's mining and reclamation operations, but rather is intended solely for the purpose of ensuring maximum development of the Surface Coal and assisting Sublessor's monitoring of the efficient recovery of the Surface Coal.

11. **UNDIVIDED INTEREST**. If Sublessor's interest is less than the entire interest

in any tract(s) comprising the Subleased Property, then Sublessor shall be entitled to receive only a pro rata percentage of the Tonnage Royalty herein provided for any such tract(s) based on the proportion to which Sublessor's interest bears to the entire interest. Any Tonnage Royalty due the owners of the remaining undivided interest in applicable tract shall be escrowed and paid over by Sublessee to such owners in accordance with this Sublease Agreement and applicable law.

12. **PAYMENTS and REPORTING.** On or before the twentieth (20th) day of each calendar month, Sublessee shall send, without demand, to the Sublessor all payments due and owing including all Tonnage Royalty and Development Royalty due for Surface Coal mined in the preceding calendar month together with a royalty report showing for the preceding calendar month the quantity of coal mined and sold from the applicable portions of the Subleased Property by (a) seam name, (b) location of the mining on the Subleased Property, along with a mine map showing the area of coal extraction, the location of mining thicknesses (including coal thickness measurements, where available) and method of calculations, (c) quantity of coal sold and the Gross Selling Price, and (d) the remaining recoupable balance, if any.

13. **LATE PAYMENTS**. If the Sublessee does not pay any payment(s) when due and payable hereunder, then Sublessee shall pay interest to Sublessor on any late payment(s) which Sublessee is required to make hereunder, when said payment(s) becomes five (5) days past due or delinquent, at the rate of one and one-half percent (1.5%) per month, or the highest interest rate permitted by applicable law, whichever is smaller. To the extent that interest is paid in excess of that permitted by applicable law, Sublessor agrees to refund the excess upon notification by Sublessee. Interest on any late payment(s) shall be due and payable ten (10) days from the date of any statement or invoice therefor.

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14. <u>TAXES, ASSESSMENTS AND GOVERNMENTAL CHARGES, RIGHT TO PROTEST</u>.

(A) Taxes, Assessments and Governmental Charges. Sublessee shall pay when due and payable any and all taxes, assessments and governmental charges, general or special, ordinary or extraordinary, of any kind or nature whatsoever that may be assessed or levied upon or against the Surface Coal mined hereunder, the estate hereby created, the Subleased Property (including, but not limited to, all ad valorem property taxes imposed upon the real estate and the value of the unmined coal subleased hereunder), all equipment, other personalty and all fixtures which Sublessee may at any time have upon the Subleased Property or in connection with the mining, removal, processing, transportation or sale of coal. Any taxes, assessments or governmental charges payable by Sublessee hereunder, but billed to the Sublessor, may be paid by Sublessor. Sublessee agrees to pay Sublessor or reimburse Sublessor for any such amount(s). These payment(s) or reimbursement(s) shall be due and payable fifteen (15) days from the date of any statement or invoice therefore. Sublessee shall not be required to pay any income, profits, excise, occupational or privilege tax levied upon or measured by the income of Sublessor hereunder or on any property not leased or subleased by Sublessee hereunder. Nothing contained in this Sublease Agreement shall require Sublessee to pay or be liable for any taxes assessed against coal, surface or other estates that are not being leased or subleased herein.

(B) Right To Protest. Sublessor agrees that Sublessee shall have the right to protest any taxes, assessments and governmental charges that are required to be paid or reimbursed by Sublessee under this Sublease Agreement, provided Sublessor is not adversely affected by Sublessee's actions. Any such protest shall be at the sole cost and expense of Sublessee.

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Sublessee shall keep Sublessor fully informed of the status of any such protest, and shall promptly provide the Sublessor with copies of any and all letters, pleadings or other documentation sent or received by Sublessee relating to any said protest. Upon conclusion of any protest, the amounts of any taxes, assessments and governmental charges, including any interest and penalties thereon, shall immediately become due and payable.

15. BOOKS AND RECORDS; INSPECTIONS.

(A) Books and Records. Sublessee shall keep true and accurate records of all coal mined and removed from the Subleased Property, together with the location of such mining, correct tonnage weights, gross sales price, names and addresses of the coal purchasers, tons sold and Gross Selling Price therefore from each respective coal purchaser. Sublessor, its officers, employees, engineers, accountants, attorneys and consultants, and the base lessors under the Collective Property Documents to the extent requested by Sublessor, shall have the right to inspect and copy at all reasonable times said books and records of Sublessee pertaining to the royalty report(s) for any other lawful purpose in connection therewith. Sublessor shall keep true and accurate records of all royalties paid to the Base Lessors under the Collective Property Documents, and correspondence to and from the Base Lessors under the Collective Property Documents. Sublessee, its officers, employees, engineers, accountants, attorneys and consultants shall have the right to inspect at all reasonable time the books and records of Sublessor. Sublessee covenants and agrees to keep all such information strictly confidential, and shall not disclose any such information to third parties except pursuant to valid court order. Sublessee further warrants and covenants that none of its officers, employees, engineers, accountants, attorneys and consultants will disclose such information to third parties. Sublessee and Sublessor covenant and agree to maintain, for a period of five (5) years, all books, records, data and

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analyses concerning the reserves, title, mining, processing, shipping and selling of coal mined from the Subleased Property.

(B) **Inspection.** Sublessor, its officers, employees, engineers, accountants, attorneys and consultants shall have the right to enter upon the Subleased Property at all reasonable times, but not so as to unreasonably interfere with Sublessee's operations, at their sole risk and subject to Sublessee's safety rules and procedures to inspect the operations hereunder to verify the accuracy of the royalty reports and for any other information required for any other lawful purpose.

16. INDEMNIFICATION. Sublessee covenants and agrees to unconditionally indemnify, defend and save Sublessor harmless from all costs, expenses, damages, fees, liabilities, obligations, penalties, charges, disbursements and claims, both direct and indirect (including, without limitation, reasonable attorneys' fees and court costs), which arise out of or are asserted, either in whole or in part, directly or indirectly, because of (1) the use, occupancy, exercise or operation of the property interests or rights granted to Sublessee pursuant to this Sublease Agreement, (2) any misrepresentation or breach of any covenant, agreement, obligation or warranty on the part of Sublessee herein contained, (3) the Permits; and (4) any act or omission by Sublessee or its contractors, employees, agents, representatives, or any of their successors or assigns, in the course of mining operations, reclamation activities, or otherwise in the pursuance of the terms hereof or exercise of the rights or privileges granted hereunder.

Sublessor covenants and agrees to unconditionally indemnify, defend and save Sublessee harmless from all costs, expenses, damages, fees, liabilities, obligations, penalties, charges, disbursements and claims, both direct and indirect (including, without limitation, reasonable attorneys' fees and court costs), which arise out of or are asserted, either in whole or in part,

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directly or indirectly, because of (1) the use, occupancy, exercise or operation of the property interests or rights retained or reserved by Sublessor pursuant to this Sublease Agreement; (2) any misrepresentation or breach of any covenant, agreement, obligation or warranty on the part of Sublessor and (3) any liability relating to the litigation styled *SF Contracting, LLC vs. KOW MINING, LLC*, Commonwealth of Kentucky, Pike Circuit Court, Civil Action No. 18-CI-00200.

17. **INSURANCE**. In addition to, and not in limitation of Sublessee's obligation to indemnify Sublessor under Section 16 hereof, Sublessee covenants and agrees, at its sole expense, to procure and maintain in full force and effect, the following insurance coverage:

(a) Comprehensive general liability insurance against claims for bodily injury, death and property damage occurring on or about the Subleased Property in an amount not less than Three Million Dollars ($3,000,000.00) in respect to bodily injury or death arising out of any one occurrence and not less than Three Million Dollars ($3,000,000.00) in respect of bodily injury, death or property damage in the aggregate during any one policy year. The limits of liability for the insurance policies required by this Sublease may be satisfied by a combination of the limits provided by primary and applicable umbrella or excess insurance policies. The comprehensive general public liability insurance and the umbrella liability insurance policy(ies) shall provide coverage against losses arising, in whole or in part, out of the liability of Sublessee due to its mining operations or any other activity on or pertaining to the Subleased Property including (1) premises and operations; (2) contractual; (3) contingent; (4) products; (5) hired vehicles; (6) non-owned vehicles, (7) subsidence and (8), pollution (self-insured for pollution).

(b) Insurance adequate to fully satisfy Sublessee's obligations under all state and federal workers compensation statutes including, but not limited to, obligations with respect to pneumoconiosis or "Black Lung."

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All insurance required under this Section 17 shall be with a reputable insurer(s) licensed to do business in the Commonwealth of Kentucky and shall name Sublessor and all parties that Sublessor is required to include under the Collective Property Documents as additional insureds and certificate holders. All insurance required hereunder shall contain a provision for notice to Sublessor of any overdue or unpaid premium and thirty (30) days' advance notice to Sublessor of any proposed cancellation. It is understood by Sublessor and Sublessee that if any such insurer(s) providing any insurance hereunder either (i) loses its license to conduct business in the Commonwealth of Kentucky, or (ii) is denied the right to write for Sublessee or any other customer any business (renewal(s) or new insurance policy(ies)) in the Commonwealth of Kentucky, or (iii) the A.M. Best Company rating for any such insurer(s) is B or below or drop to B or below, then there shall be deemed a failure by Sublessee to procure and maintain the insurance coverage required under this Section 17.

18. ENCUMBRANCES; TRANSFERS; ASSIGNMENT OF PROCEEDS.

(A) Encumbrance. Sublessee covenants and agrees that it shall not grant or allow any mortgage, security interest, lien, pledge or encumbrance, by operation of law or otherwise (hereafter collectively "Encumbrance"), in whole or in part, against this Sublease Agreement or any interest therein, to any person or entity in any manner whatsoever without the prior written consent of Sublessor, which consent may be withheld in Sublessors' sole discretion, with or without cause (and any required Base Lessor). If any consent for an Encumbrance is granted by the Sublessor, it shall not be construed to be a waiver of the foregoing covenants as to any future action by Sublessee.

(B) Transfers. Sublessee covenants and agrees that it shall not sell, assign, lease, convey, sublease, underlet or transfer any interest whatsoever, in whole or in part, by

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operation of law or otherwise (hereafter collectively "Transfer") in this Sublease Agreement, the Subleased Property, or Sublessee's rights or obligations hereunder, to any person or entity in any manner whatsoever without the prior written consent of Sublessor (and any required base lessors), which consent shall not be unreasonably withheld. If any consent for a Transfer is granted by the Sublessor, it shall not be construed to be a waiver of the foregoing covenants as to any future action by Sublessee.

(C) Assignment of Royalties. By and through an Agreement dated May11, 2016, Sublessor assigned and transferred to Empire Coal Holdings, LLC all right, right, title and interest in and to all royalties generated with respect to the mining and development of the Point Rock Properties ("Assignment"). Sublessor hereby affirms and ratifies the Assignment of all such royalties and directs Sublessee to make all amounts due and owing under this Sublease to Empire Coal Holdings, LLC. Sublessee hereby acknowledges the assignment of all such royalties and shall make all amounts payable to Empire Coal Holdings, LLC and shall issue all tax filings or other documents identifying and Empire Coal Holdings, LLC as the payee or recipient of all such amounts or royalties.

19. COMPLIANCE WITH LAWS. Sublessee covenants and agrees that it will, at all times, conduct its mining operations in material compliance with the provisions and requirements of all applicable laws of the United States and the Commonwealth of Kentucky, now existing or hereafter in force and effect, and all valid rules and regulations promulgated thereunder.

20. REMOVAL AND ABATEMENT OF ENVIRONMENTAL HAZARDS.

Should Sublessee or its employees or contractors do or omit to do any act on the Subleased Property which creates or contributes to the creation of any condition constituting a

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common law nuisance or an environmental hazard, or which causes or is likely to cause the pollution of air, water or streams, or contravenes any law or requires continuing expenditures in order to comply with the law after termination of mining, Sublessee covenants and agrees to remove from the Subleased Property or otherwise abate the conditions creating or contributing to the creation of the foregoing conditions.

21. DEFAULT AND FORFEITURE.

(A) Monetary Default. Any failure by Sublessee to pay when due and payable any material payment due Sublessor hereunder shall constitute a default under this Sublease Agreement. In the event of any such default, Sublessor shall give Sublessee written notice of such default. Sublessee shall have five (5) business days from the date of its receipt of any such notice to cure such default. In the event of any failure to so cure, and as often as the same may occur, Sublessor shall have the right, at its sole option, and in addition to any other remedies available to it hereunder, at law, or in equity, to immediately terminate this Sublease Agreement by providing Sublessee written notice thereof, whereupon this Sublease Agreement and the subleasehold created hereby shall immediately cease and terminate and be of no further force or effect and Sublessor shall be entitled to re-enter the Subleased Property to repossess it and enjoy the same as its former estate.

(B) Administrative Default. Any failure by Sublessee to send to Sublessor a royalty report required under Section 12 hereof shall constitute a default under this Sublease Agreement. In the event of any such default, Sublessor shall give Sublessee written notice of such default. Sublessee shall have fifteen (15) business days from the date of its receipt of any such notice to cure such default. In the event of any failure to so cure, and as often as the same may occur, the Sublessor shall have the right, at its sole option, and in addition to any other

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remedies available to it hereunder, at law, or in equity, to immediately terminate this Sublease Agreement by providing Sublessee written notice thereof, whereupon this Sublease Agreement and the subleasehold created hereby shall immediately cease and terminate and be of no further force or effect and Sublessor shall be entitled to re-enter the Subleased Property to repossess it and enjoy the same as its former estate.

(C) Insurance Default. Any failure to maintain the insurance coverage required under Section 17 hereof shall constitute a default under this Sublease Agreement. In the event of any such default, Sublessor shall give Sublessee written notice of such default and all activities of Sublessee under this Sublease Agreement shall immediately cease. Sublessee shall have ten (10) business days from the date of its receipt of any such notice to cure such default. In the event of any failure to so cure, and as often as the same may occur, Sublessor shall have the right, at its sole option, and in addition to any other remedies available to it hereunder, at law, or in equity, to immediately terminate this Sublease Agreement by providing Sublessee written notice thereof, whereupon this Sublease Agreement and the subleasehold created hereby shall immediately cease and terminate and be of no further force or effect and Sublessor shall be entitled to re-enter the Subleased Property to repossess it and enjoy the same as its former estate.

(D) Encumbrance Default. Any violation of the provisions of Section 18(A) hereof as to the Encumbrance of any interest whatsoever in this Sublease Agreement shall constitute a material default under this Sublease Agreement. In the event of any such default, Sublessor shall give Sublessee written notice of such default. Sublessee shall have ten (10) business days from the date of its receipt of any such notice to cure such default. In the event of any failure to so cure, and as often as the same may occur, Sublessor shall have the right, at its sole option, and in addition to any other remedies available to it hereunder, at law or in equity, to

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immediately terminate this Sublease Agreement by providing Sublessee written notice thereof, whereupon this Sublease Agreement and the leasehold created hereby shall immediately cease and terminate and be of no further force or effect and Sublessor shall be entitled to re-enter the Subleased Property to repossess it and enjoy the same as its former estate.

(E) <u>Performance Default.</u> Any failure by Sublessee to observe or perform any of the other terms, conditions, obligations or provisions of this Sublease Agreement shall constitute a default under this Sublease Agreement. In the event of any such default, the Sublessor shall give Sublessee written notice of such default. Sublessee shall have fifteen (15) business days from the date of its receipt of any such notice to demonstrate to Sublessor that it has cured the default or, as to any default that cannot reasonably be cured within such period, to commence in good faith to cure such default and thereafter continue with reasonable diligence to cure such default. In any event, Sublessee shall cure the default within the time period permitted under the Collective Property Documents. In the event of any failure to so cure, and as often as the same may occur, Sublessor shall have the right, at its sole option, and in addition to any other remedies available to it hereunder, at law, or in equity, to immediately terminate this Sublease Agreement by providing Sublessee written notice thereof, whereupon this Sublease Agreement and the subleasehold created hereby shall immediately cease and terminate and be of no further force or effect.

(F) <u>Cross Default.</u> The parties acknowledge that Sublessor and Sublessee, or their respective affiliates, may enter additional agreements from time to time, including, but not limited to an Interim Operating Agreement and a Termination Letter of Purchase Order No. MEC20180109 each of which are executed simultaneously herewith ("Other Agreements"). The parties hereby agree that any default under any of the terms and conditions of the Other

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Agreements shall constitute an Event of Default under this Section 21 of this Sublease Agreement and the parties may enforce all rights hereunder as if such default occurred under this Sublease. The parties further hereby agree that any event of Default under the terms and conditions of this Sublease shall constitute a default under the Other Agreements and the parties may enforce all rights relating to such default.

22. EMPIRE COAL PROCESSING, LLC'S PERMITS, INDEMNITY AND PERMIT PRESERVATION.

(A) EMPIRE COAL PROCESSING, LLC's PERMITS. Sublessee acknowledges the Permits are currently held or controlled by Empire Coal Processing, LLC (" ECP"). Sublessor owns or possesses the current right to designate a transferee with respect to the Permits. Sublessor hereby agrees to designate Sublessee as the transferee of the Permits and Sublessee shall assume all obligations by or under the Permits.

(B) Permit Preservation. Sublessee hereby grants Sublessor upon the expiration of this Sublease Agreement or in the event this Sublease Agreement is terminated for any reason other than Sublessor's default, the exclusive option and right, but not the obligation, at Sublessee's sole cost and expense, to effectuate or cause a transfer to Sublessor or Sublessor's designee of all, parts or any increments of the Permits or any other permits, licenses or approvals issued or granted by any regulatory agency which in any way relate to or are connected with the Subleased Property or relating to mining operations being conducted in or upon the Subleased Property. Sublessee shall take all actions reasonably requested by Sublessor to effect or cause the transfer of such permits. If any notice of violations, non-compliance or other enforcement action is issued or taken with respect to Sublessee's operations under any of the permits, Sublessee shall have the duty to promptly defend such violation, non-compliance or similar occurrence and, if

applicable, to promptly pay all fines associated therewith, to correct such violation, non-compliance or similar occurrence, and to perform all abative measures required by any governmental authority and fully and unconditionally indemnify Sublessor for any liability arising out of such violation, non-compliance or similar occurrence. As a condition to the transfer of such permits, licenses or approvals, Sublessor agrees to post all bonds required for such permits, licenses or approvals and to take all actions necessary to release all bonds posted by Sublessee. It is intent of the Parties pursuant to this Section 22, to grant Sublessor or its designee the right and option to cause an assignment or transfer for the benefit of Sublessor of all regulatory permits that may be reasonably necessary to allow the mining and development of any properties owned or controlled by Sublessor or its affiliates within or in the vicinity of the Subleased Property. Upon expiration of this Sublease Agreement or in the event this Sublease Agreement is terminated for any reason other than Sublessor's default, Sublessee agrees that Sublessor or its designee may operate on any area or part of the Subleased Property subject to Sublessee's regulatory permits until same are released or transferred to Sublessor or its designee; provided, however, that Sublessor or its designee shall indemnify and hold harmless Sublessee from any and all losses, claims, and demands caused by subsequent Sublessor's operations. Sublessor shall have no liability for preexisting conditions or for any liability to the extent caused or created, in whole or in part, by Sublessee or its agents.

23. PAYMENTS- RENT RESERVED. All payments due Sublessor under this Sublease Agreement shall be deemed additional rents reserved by Sublessor under contract, and all remedies now or hereafter given to landlords by the laws of the Commonwealth of Kentucky in order to secure the above payments and for collection of such rents under contract shall exist in favor of Sublessor in addition to any rights and remedies specified herein.

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24. **REMEDIES CUMULATIVE; NON-EXCLUSIVE.** Except for the exclusive remedy regarding title as set forth in Section 29, no remedy set forth in this Sublease Agreement is intended to be inclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now existing or hereafter existing at law, in equity or by statute. No delay or failure to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, and any such right or power may be exercised from time to time and as often as may be deemed expedient in Sublessor's sole judgment. Notwithstanding anything to the contrary herein, the Parties hereto agree neither party shall be liable to the other for any punitive damages.

25. **NON-WAIVER.** No receipt by Sublessor of money (other than a payment to fully cure the default) from Sublessee after default or termination of this Sublease Agreement in any lawful manner will (1) reinstate, continue or extend the term of this Sublease Agreement or affect any notice given to Sublessee, (2) operate as a waiver of the right of Sublessor to enforce the payment of royalties or any other payment(s) then due or falling due, or (3) operate as a waiver of the right of Sublessor to recover possession of the Subleased Property by proper suit, action, proceeding, or other remedy. After (1) service of notice of termination, (2) the commencement of any suit, action, proceedings, or other remedy, or (3) a final order or judgment for possession of the Subleased Property is entered, Sublessor may demand, receive and collect any monies due, without affecting in any manner such notice, proceeding, order or judgment. Any and all such monies so collected will be deemed to be payment on account of the use and occupation of the Subleased Property or, at the election of Sublessor, on account of the liability of Sublessee hereunder.

26. **OPERATIONS.** Sublessee covenants and agrees that its operations upon the

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Subleased Property shall be conducted in a practical, skillful, lawful and workmanlike manner and in conformity with the applicable provisions of the Collective Property Documents and this Sublease Agreement. All mining permits and other related permits and licenses for the mining operations on the Subleased Property shall be applied for in accordance with this Agreement and taken in the name of Sublessee.

27. MAPS. Sublessee shall furnish Sublessor mining maps of Sublessee's mining operations upon the Subleased Property as follows: (i) on a monthly basis, mining maps in digital Autocad format signed by a registered mining engineer, (ii) on a quarterly basis (every 3 months) mining maps in digital Autocad format signed by a registered mining engineer, and (iii) annually on January 31st of each year mining maps in digital Autocad format signed by a registered mining engineer. Sublessee agrees to employ experienced and competent registered mining engineer(s), whose duties shall be to oversee, with respect to Sublessee's operations on the Subleased Property to (a) make accurate transit surveys, (b) prepare mining plans and (c) prepare maps depicting the boundary lines for the underlying tracts comprising the Subleased Property, elevations, thickness of the coal mined and such additional information as may reasonably be requested by Sublessor. Sublessee will provide Sublessor with digital data of all maps required herein in a format to be approved by Sublessee.

All of Sublessee's maps, surveys, reports, notes, notebooks, engineering reports, records and data (including, but not limited to drilling, exploration, groundwater, environmental baseline and geologic data) relative to the Subleased Property, shall be accessible to Sublessor's agents at all reasonable times for inspection and copying thereof. Copies of all such documents shall be delivered to Sublessor at Sublessee's cost upon the termination for any reason of this Sublease Agreement.

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28. REPRESENTATIONS, WARRANTIES, COVENANTS, PERMITTED ENCUMBRANCES AND SF CONTRACTING LIEN DISCLOSURE.

(a) The Sublessor represents and warrants at the time of the execution of this Sublease Agreement that (i) the Collective Property Documents include true and complete copies of all amendments and modifications thereto and there have been no amendments or modifications, written or oral, except as expressly set forth in the Collective Property Documents, (ii) all underlying royalties due or required under any Collective Property Document have been paid, (ii) each of the documents which comprise the Collective Property Documents is valid and in full force and effect, (iii) except for the asserted Lien identified in Section 28 (c), there is no breach or default by Sublessor or to Sublessor's Knowledge any other party under any of the documents which comprise the Collective Property Documents or any event which with notice or the passage of time or both will result in such a breach or default, and (iv) the Collective Property Documents constitute the entire agreement between the Sublessor and the Base Lessors with respect to the Subleased Property and Sublessor claims no rights with respect to the Subleased Property other than as set forth in the Collective Property Documents.

(b) The Sublessor represents and warrants at the time of the execution of this Sublease Agreement that neither the execution and delivery of this Sublease Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any governmental authority to which Sublessor, or any of the Subleased Property, is subject or any provision of Sublessor's limited liability company documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to

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accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Sublessor is a party or by which Sublessor or any of the Subleased Property is bound or to which its assets (including the Subleased Property) is subject, except for required notices and consents to transfer and related provisions and any third-party notices, approvals or consents where the violation, conflict, default, breach, acceleration, termination, modification, cancellation, failure to give notice, right to payment or other compensation, encumbrance or other occurrence would not have a material adverse effect on the ability of Sublessor to consummate the transactions contemplated by this Sublease Agreement.

(c) The Sublessor represents and warrants at the time of the execution of this Sublease Agreement that Sublessor has good fee or leasehold title, as applicable, to the Subleased Property, free and clear of all liens and encumbrances, except for Permitted Encumbrances. "Permitted Encumbrances" means any of the following: (i) Lien Statement recorded at Mechanic's Lien Book 12, Page 118, In Re: SF Contracting, LLC; (ii) any liens for taxes and assessments not yet due and payable; (iii) the CAM Disposal Agreement; and (iv) easements, rights-of-way, restrictions and other similar encumbrances of record as of the date of this Sublease Agreement. Notwithstanding the above, under no circumstances does a Permitted Encumbrance include encumbrances consisting of financial or monetary mortgages, deeds of trust or pledges.

(d) The Sublessor represents and warrants at the time of the execution of this Sublease Agreement that, to Sublessor's Knowledge, there are no adverse claims to any of the Subleased Property except for (i) Permitted Encumbrances and (ii) those claims which would not have a material adverse effect.

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(e) The Sublessor represents and warrants at the time of the execution of this Sublease Agreement that (i) there are no disputes or claims concerning any tax liability owed by Sublessor with respect to the Subleased Property claimed or raised by any authority, (ii) Sublessor has filed all tax returns with respect to the Subleased Property that were required to be filed by Sublessor and such tax returns (with respect to such assets) are accurate in all material respects, and (iii) all taxes shown as due with respect to the Subleased Property on any such tax returns filed by Sublessor have been paid.

(f) The Sublessor represents and warrants at the time of the execution of this Sublease Agreement that none of the Subleased Property (i) is subject to any outstanding injunction, judgment, order, decree or ruling, or (ii) is the subject of any action, suit, proceeding, hearing, or investigation of, in or before any administrative agency of any federal, state or local jurisdiction, or is the subject of any pending or threatened claim, demand or notice of violation or liability from any governmental authority, except where any of the foregoing would not have a material adverse effect.

(g) The Sublessor represents and warrants at the time of the execution of this Sublease Agreement that neither Sublessor nor any other person or entity is in violation of any law, order or permit applicable to the Subleased Property or the Permits, except for the violations disclosed on Schedule 28 (g).

(h) Commencing on the effective date of this Sublease, Sublessor covenants, represents and warrants that it will pay all underlying royalties whether minimum royalties, tonnage royalties, wheelage royalties, surface royalties or payments of any other kind or nature under any of the documents which comprise the Collective Property Documents.

(i) During the Term, Sublessor covenants, represents and warrants to exercise all of

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its options to extend the terms of any of the Collective Property Documents at Sublessor's sole cost and expense under terms no less burdensome to Sublessee.

(j) Sublessor covenants and agrees that it shall not enter into or consent to any amendment, modification, cancellation or termination of any of the Collective Property Documents which affect the rights of Sublessee without the prior written consent of Sublessee, which consent shall not be unreasonably withheld. Sublessee shall not be bound by any modification, amendment, termination or cancellation of any of the Collective Property Documents (in whole or in part) that was affected without Sublessee's prior written consent, which consent shall not be unreasonably withheld.

(k) All maps, surveys, reports, notes, records and data delivered by Sublessee to Sublessor hereunder shall also be delivered by Sublessor to any required party set forth in the Collective Property Documents in accordance with the terms set forth therein.

(l) Sublessor covenants and agrees that it shall promptly notify Sublessee in writing upon receipt of any notice or communication from any Base Lessor concerning a base lease comprising the Collective Property Documents and shall provide Sublessee with a copy of such notice. In the event that a default under a base lease results from a condition or matter that is the responsibility of Sublessor prior to the Effective Date of this Sublease Agreement, Sublessor shall cure such default at Sublessor's sole cost and expense within the period for cure under the applicable base lease.

29. **<u>SUPERIOR TITLE</u>**. If, during the term hereof, Sublessor receives from Sublessee or a third party written notice of a bona fide adverse title claim as to any tract(s) or interest comprising the Subleased Property, Sublessor may initiate a civil action to quiet title, and the parties shall proceed as set forth in this Section 29. If, however, Sublessor fails or refuses to

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initiate an action within a reasonable time, then Sublessee may, after giving Sublessor thirty (30) days prior written notice, initiate an interpleader action and seek to pay any disputed amounts into a judicial escrow account.

In the event litigation is instituted by Sublessor or a third party regarding a dispute as to the ownership of any tract(s) or an interest therein comprising the Subleased Property, Sublessor shall diligently prosecute or defend any such litigation at its sole cost and expense, unless the Collective Property Documents otherwise provide. In addition, Sublessee shall deposit all such disputed payments as same become due and payable during the pendency of such litigation with an escrow agent, being a financial institution selected by Sublessor, who shall invest such funds in accordance with the direction of Sublessee and Sublessor. The deposit of such funds with the escrow agent shall satisfy Sublessee's obligations with respect to payment for said disputed tract(s) or an interest therein comprising the Subleased Property, and Sublessee shall not be deemed to have failed to pay so long as said payments for said disputed tract(s) or an interest therein comprising the Subleased Property are being made to the escrow agent. Funds so escrowed shall be held until such litigation has been finally adjudicated by the highest court of competent jurisdiction from which relief is sought or settled by and between all of the adverse parties and adequate proof thereof has been furnished to Sublessee.

If the title to any tract(s) or an interest therein comprising the Subleased Property shall be defeated by the holder of an outstanding superior title by reason whereof any tract(s) or an interest therein comprising the Subleased Property is lost to Sublessee, and the same is finally adjudicated by the highest court of competent jurisdiction from whom relief is sought, then Sublessor shall repay to Sublessee an amount equal to the actual payments theretofore paid to Sublessor with respect to such tract(s) or an interest therein comprising the Subleased Property,

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including such payments under Sections 9, with no interest thereon as an exclusive remedy, and no additional recovery shall be had against Sublessor by reason thereof.

30. DISCLAIMER OF OTHER WARRANTIES AND REPRESENTATIONS BY SUBLESSOR. Sublessee acknowledges that it has inspected and is knowledgeable of the coal seams which are or may be located on or within the Subleased Property. Sublessee further acknowledges that the Subleased Property has been previously mined upon, mined over and mined under. ACCORDINGLY, THE SUBLEASED PROPERTY IS ACCEPTED ON AN "AS IS" BASIS WITH NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXCEPT AS SPECIFICALLY SET OUT IN SECTIONS 28 AND 29 HEREIN, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO: (A) MINEABILITY OF THE SURFACE COAL, (B) MERCHANTABLITY OF THE SURFACE COAL, (C) FITNESS FOR A PARTICULAR PURPOSE, (D) QUANTITY OF THE SURFACE COAL, (E) QUALITY OF THE SURFACE COAL, (F) PREVIOUS MINING ACTIVITIES ON THE SUBLEASED PROPERTY OR (G) INCOME TO BE DERIVED FROM MINING THE SUBLEASED PROPERTY. THE SUBLESSEE AGREES AND ACKNOWLEDGES THE SUBLEASED PROPERTY IS SUBJECT TO EXTENSIVE SURFACE MINING AND DEEP MINING THE EXTENT OF WHICH IS UNKNOWN.

31. FORCE MAJEURE. Sublessee shall be excused from its obligations to mine hereunder in the event its performance is prevented by uncontrollable forces. Performance by Sublessee, however, shall not be excused as aforestated unless Sublessee shall give to Sublessor prompt written notice pursuant to Section 32 hereof of such force majeure. The foregoing, however, shall not relieve Sublessee at any time of its obligation hereunder to pay the Annual Minimum Royalty, Tonnage Royalty, Development Royalty or any other payment provided for

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in this Sublease Agreement including, but not limited to the any payments necessary to maintain each of the Collective Property Documents in full force and effect.

The phrase "uncontrollable forces" as used herein, shall mean fires, floods, washouts, earthquakes, soil shifting, windstorms, other damage from elements, acts of God, inadequacy of available supplies of water, power or fuel, shortages or failures in transportation, acts of war, riots, civil and criminal disturbances, strikes, lockouts, boycotts and other labor or industrial disturbances, sabotage, labor shortages, inability to obtain permits or licenses after diligent efforts are made to obtain same, acts of governmental authority under any local, state or federal laws or regulations, including governmental controls, regulations or judicial orders or decrees to the extent such events are beyond the reasonable control of Sublessee following reasonable effort and diligence, and other matters beyond the reasonable control of Sublessee whether said matters are herein specifically enumerated.

In the event an event of force majeure arises hereunder, Sublessee shall give Sublessor prompt written notice thereof. If said force majeure event continues for more than sixty (60) consecutive days, then Sublessor may terminate this Sublease Agreement.

32. NOTICES, ROYALTY REPORTS AND PAYMENTS.

(a) Any notice or other communication required or permitted hereunder shall be deemed to have been given on the date delivered in person or two (2) business days after the postmark date of mailing if deposited in the U.S. mail and forwarded by certified mail, return receipt requested, to the address of such parties stated below:

If to Sublessor:

Colonial Coal Company, Inc.
2586 Kentucky Route 1428
P.O. Box 727
Prestonsburg, Kentucky 41653

with a copy which shall not constitute Notice to:

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Hon. Robert J. Patton
328 East Court Street
Prestonsburg, Kentucky 41653

If to Sublessee:

McCoy Elkhorn Coal, LLC
P.O. Box 606
Fishers, IN 46038

(b) All payments required to be paid to Sublessor by Sublessee hereunder shall, in the discretion of Sublessee, be sent to Sublessor by mailing before the due date to Sublessor, by U. S. Mail, to Empire Coal Holdings, LLC at the address of Sublessor set forth in (a) above or paid by the due date to Sublessor by electronic funds transfer. All royalty reports required to be sent to Sublessor by Sublessee hereunder shall, in the discretion of Sublessee, be sent to Sublessor by mailing to Sublessor, by U. S. Mail, to the address of Sublessor set forth in (a) above or sent to Sublessor by electronic mail.

(c) Any party may change its address(es) shown hereinabove by giving the other parties appropriate written notice pursuant to this Section 32.

33. SUBLESSOR'S OPTION TO CURE ALLEDGED DEFAULTS. Sublessee shall maintain each of the Collective Property Documents in full force and effect. Sublessee shall not allow a default to occur under the terms of any agreement which is included within the Collective Property Documents. In the event the Sublessee receives notice of any alleged default ("Alleged Default") with respect to any of the Collective Property Documents, such notice shall be immediately transmitted in accordance with Section 32. Sublessor shall have the right to cure any such Alleged Default and Sublessee shall immediately pay Sublessor all costs and expenses incurred in curing the Alleged Default within ten (10) days of submission by Sublessor of an invoice identifying the cure amounts.

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34. **RELATIONSHIP BETWEEN THE PARTIES**. The relationship between Sublessor and Sublessee created by this Sublease Agreement shall be one of sublessor and sublessee and nothing contained herein shall be implied or construed in any way as creating any other relationship including, without limitation, a partnership, joint venture, agency or employer and employee relationship.

35. **NO WAIVER OF RIGHTS.** Failure of either Sublessor or Sublessee to exercise any of their respective rights hereunder upon the defective performance or non-performance by the other party of any covenant, agreement or requirement of this Sublease Agreement shall not be construed as a waiver of those rights.

36. **COUNTERPARTS**. This Sublease Agreement may be executed in one or more counterparts, including via facsimile or electronic mail, all of which taken together shall constitute one instrument.

37. **ENTIRE UNDERSTANDING OF PARTIES.** This Sublease Agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Sublease Agreement shall be binding unless executed in writing by all parties hereto.

38. **SAVINGS CLAUSE.** If any provision of this Sublease Agreement is ruled invalid by a court of competent jurisdiction, the remainder of this Sublease Agreement will remain in full force and effect unless the invalidation of the provision substantially alters the essence of the Sublease Agreement.

39. **CONDEMNATION.** It is understood and agreed that in the event all or a portion of the Subleased Property is acquired by a private or governmental agency, by condemnation

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proceedings or under the threat of a condemnation, then and in that event, this Sublease Agreement shall be terminated as to the portion of the Subleased Property so acquired by said agencies.

40. **TIME OF THE ESSENCE**. For purposes of this Sublease Agreement, time is of the essence with respect to the payment by Sublessee to Sublessor of all sums due.

41. **SURVIVAL.** Any provision which by its terms has or may have application after the termination for any reason of this Sublease Agreement, including but not limited to all of Sublessee's covenants of indemnity, shall be deemed to survive the termination for any reason of this Sublease Agreement.

42. **SHORT FORM AGREEMENT**. If desired by either party, Sublessor and Sublessee shall execute a short form memorandum of this Sublease Agreement in recordable form which may be placed of record in Pike County, Kentucky.

43. **GOVERNING LAW.** This Sublease Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the Commonwealth of Kentucky.

44. **BINDING EFFECT.** Subject to the provisions of Section 18 hereof, this Sublease Agreement shall be binding upon the parties hereto and their respective successors and assigns.

45. **DESCRIPTIVE HEADINGS.** The descriptive headings contained in this Sublease Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Sublease Agreement.

46. **PERMIT TRANSFER; BOND PAYMENT.**

(a) **Transfer of Permits.** The Sublessee shall file a full, complete and valid

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application to transfer the Permits within ten (10) days of the date of the entry of this Sublease Agreement and shall thereafter pursue with due diligence a complete transfer of the Permits to Sublessee or its designee.

(b) **Bond Payment.** In the event, for any reason with or without fault on the part of the Sublessee, a full and complete transfer of the Permits has not been achieved on or before July 29, 2018. Sublessee shall provide replacement bonds underlying the Permits through the Sublessee's surety, thereby releasing all bonding commitments of the Sublessor. Notwithstanding anything to the contrary herein, in the event the Sublessee does not achieve a full and complete release of all bonds securing the Permits on or before July 29, 2108, this Sublease shall automatically terminate and Sublessee shall have no right to mine or remove any Surface Coal from an inventory or otherwise.

(c) **Required Consent of Base Lessor(s).** Notwithstanding anything contained herein to the contrary, this Sublease Agreement and Sublessor's and Sublessee's obligations hereunder are conditioned upon Sublessee obtaining the consent of any necessary Base Lessor, at the sole cost and expense of Sublessee, to the extent the same is required under the Collective Property Documents or applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease Agreement to be executed by their duly authorized officers as of the date first above written.

COLONIAL COAL COMPANY, INC.

BY: ______________________

ITS: President

MCCOY ELKHORN COAL, LLC

BY: [signature]

ITS: President

STATE OF KENTUCKY

COUNTY OF Fayette

This is to certify that the foregoing Sublease Agreement was subscribed, sworn to and acknowledged before me by Greg B. McDonald as President of COLONIAL COAL COMPANY, INC. on this 21 day of April, 2018.

[signature]
NOTARY PUBLIC

MICHELLE TORREZ
NOTARY PUBLIC
STATE AT LARGE, KENTUCKY
MY COMMISSION EXPIRES SEPT. 20, 2020

My Commission Expires: 9-20-20

State of Indiana
~~STATE OF KENTUCKY~~

COUNTY OF Allen

This is to certify that the foregoing Sublease Agreement was subscribed, sworn to and acknowledged before my by Thomas Soave in his capacity as President of MCCOY ELKHORN COAL, LLC on this 21 day of April, 2018.

[signature]
NOTARY PUBLIC

My Commission Expires: 10/30/2020

ADAM JENSEN
Notary Public, State of Indiana
SEAL
My Commission Expires [illegible]